EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 15, 2002 relating to the financial statements and financial statement schedule, which appears in Interland, Inc.'s Annual Report on Form 10-K for the year ended August 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
January 17, 2003




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